Exhibit 10.1

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of March 9, 2015, is made by and between ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation (the “Company”), and Matthew Espe (“Executive”).

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Employment Agreement (defined below).

BACKGROUND RECITALS

A. The Company and Executive are party to that certain Employment Agreement dated as of June 24, 2010 (as amended, the “Employment Agreement”);

B. The Company and Executive desire to amend the Employment Agreement in accordance with the provisions set forth in Section 15(g) thereof regarding the modification of any provision of such agreement.

NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the following terms.

1.	Section 8(d)(iii) of the Employment Agreement is amended and restated in its entirety to read as follows: “in lieu of any further Base Salary or other compensation or benefits not described in clauses (i), (ii), (iv), or (v) for periods subsequent to the termination date, an amount in cash, which amount shall be payable in a lump sum payment within sixty (60) days following such termination, equal to two (2) times the sum of (a) Executive’s Base Salary as in effect immediately prior to the termination date or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, and (b) Executive’s Target Bonus in respect of the fiscal year in which occurs the termination date or, if higher, the Target Bonus in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason; and”

2.	A new Section 8(g) shall be added to the end of Section 8 of the Employment Agreement, which shall read as follows: “(g) Notwithstanding any provision of any equity incentive plan or award agreement to the contrary, a termination of employment under Section 8(d) shall not result in accelerated vesting of Executive’s outstanding equity awards.”

3.

Section 15(n) of the Employment Agreement is amended and restated in its entirety to read as follows: “This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party; provided, however, that this Agreement shall supersede any agreement setting forth the terms and conditions of Executive’s employment with the Company only in the event that Executive’s employment with the Company is terminated by the Company other than for Cause or by Executive for Good Reason. In the event that Executive’s employment is terminated hereunder during the Employment Term and prior to a Change in Control (as defined in the Executive’s Change in Control Agreement dated as of June 24, 2010 (the “Change in Control Agreement”)), Executive acknowledges and agrees that the Change in Control Agreement will terminate as of Executive’s termination date. Notwithstanding the preceding sentence, Executive acknowledges and agrees that the restrictive covenants set forth in Section 5 of the Change in Control Agreement shall survive such termination and are incorporated in full herein.”

Except to the extent modified by this Amendment, the Employment Agreement shall remain unchanged and in full force and effect.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the Commonwealth of Pennsylvania.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company and Executive have executed this Amendment as of the date first written above.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Name:	Mark A. Hershey
Title:	Senior Vice President, General Counsel and Chief Compliance Officer

MATTHEW ESPE

/s/ Matthew Espe

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